UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2020
Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1912 Farmer Brothers Drive, Northlake, Texas 76262
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 888-998-2468
None
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	FARM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.
On March 5, 2020, Farmer Bros. Co., a Delaware corporation (the “Company”), amended its Amended and Restated Credit Agreement dated as of November 6, 2018 (as amended to date, including pursuant to Amendment No. 2, the “Credit Agreement”) by entering into certain Amendment No. 2 to Amended and Restated Credit Agreement (“Amendment No. 2”) with JPMorgan Chase Bank, N.A. (“Chase”), as Administrative Agent, and the financial institutions party thereto as lenders.
The following summary description of the Amendment No. 2 does not purport to be complete and is subject to, and qualified in its entirety by reference to Amendment No. 2, a copy of which is filed herewith as Exhibit 10.1, and incorporated herein by reference.
Amendment No. 2, among other things:

(1)	reduced the revolving commitments under the Credit Agreement to $125 million from $150 million but retained the sublimit on letters of credit and swingline loans of $15 million each;

(2)	removed the option to extend the maturity date with lender approval;

(3)	removed the accordion feature;

(4)	modified the commitment fee rate to range from 0.20% to 0.50%;

(5)	modified the applicable margin for base rate loans to range from 0.50% to 2.50% and the applicable margin for Eurodollar loans to range from 1.50% to 3.50%;

(6)	modified the definitions of “EBITDA” and “Permitted Acquisition”;

(7)	provided for the revolving commitments to be reduced upon the occurrence of certain asset dispositions and incurrences of other indebtedness;

(8)
increased the Company’s debt basket for the acquisition, construction, or improvement of any fixed or capital assets from $20 million to $40 million and modified certain of the Company’s other covenant-related baskets;

(9)	added a minimum EBITDA financial covenant until the quarter ending December 31, 2021; and

(10)	increased the maximum net debt to EBITDA ratio financial covenant until the quarter ending December 31, 2021.

The Company intends to use the increased flexibility afforded by Amendment No. 2 to draw down on the credit facility to fund future capital improvements and expenditures, such as, the continued rebalancing of volume across the Company's manufacturing and distribution network, and other strategic projects aligned with the Company's five key initiatives.
Chase and its affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking services, for which they have received, and will receive, customary fees and expenses.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by this Item 2.03 is set forth in Item 1.01—Entry into a Material Definitive Agreement above and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1
Amendment No. 2 to Amended and Restated Credit, dated as of March 5, 2020, by and among Farmer Bros. Co., a Delaware corporation, the financial institutions party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press release dated March 11, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    March 11, 2020

FARMER BROS. CO.

By:	/s/ Scott Lyon
Scott Lyon
Vice President and Corporate Controller (interim principal financial and accounting officer)